UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549
                                   ---------

                                  FORM 8-K/A
                                Amendment No. 2

                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 31, 1996

                       HEADWAY CORPORATE RESOURCES, INC.
            (Exact name of registrant as specified in its charter)

                       Commission File Number:  0-23170

               DELAWARE                                     75-2134871
            (State or other jurisdiction of              (I.R.S. Employer
            incorporation or organization)              Identification No.)

            850 Third Avenue
            New York, New York                                 10022
            (Address of principal executive offices)        (Zip code)

Registrant's telephone number, including area code:     (212) 508-3560


                           AFGL INTERNATIONAL, INC.
(Former name,former address and former fiscal year, if changed since last report)

                   ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


      This is the second amendment designated as "Form 8-K/A" ("Amendment No. 2"), to the report on Form 8-K of Headway Corporate Resources, Inc. ("Company"), dated May 31, 1996, and originally filed with the Securities and Exchange Commission on or about June 14, 1996. This Amendment contains the financial statements and information (as amended) required by Item 7 of Form 8-K. The first amendment was originally filed by the Company's predecessor, AFGL International, Inc., a Nevada corporation. The change in the Company's domicile and name is reflected on the cover page and signature at the foot of this amendment. All other references to AFGL International, Inc., appearing in the amended items included in the filing have not been updated because the Company believes this would create confusion.

(a)   Financial Statements

      Attached are the combined financial statements of Irene Cohen Temps, Inc. and Certified Technical Staffing, Inc. and the combined financial statements of Irene Cohen Personnel, Inc. and Corporate Staffing Alternatives, Inc., as of and for the periods listed in the accompanying index.

(b)   Pro Forma Financial Information

      Attached  are  the  unaudited  pro  forma  condensed   combined  financial
statements of the Company, which give effect to the acquisition as of and for the periods listed in the accompanying index.



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        HEADWAY CORPORATE RESOURCES, INC.



DATED: january 22, 1997     By
                                      Barry S. Roseman, Chief Operating Officer

INDEX TO FINANCIAL STATEMENTS
 ------------------------------------------------------------------------------




  Combined Financial Statements of Irene Cohen Temps, Inc. and
  Certified Technical Staffing, Inc.:
   Report of Independent Auditors.............................  F-1
   Combined Balance Sheets as of December 31, 1994 and 1995 and
   March 31, 1996 [Unaudited].................................  F-2
   Combined Statements of Income and Retained Earnings for the years ended December 31, 1994 and 1995 and for the three months ended
   March 31, 1995 and 1996 [Unaudited]........................  F-3
   Combined Statements of Cash Flows for the years ended
   December 31, 1994 and 1995 and for the three months ended
   March 31, 1995 and 1996 [Unaudited]........................  F-4
   Notes to Combined Financial Statements.....................  F-5  - F-8

  Combined Financial Statements of Irene Cohen Personnel, Inc. and Corporate Staffing Alternatives, Inc.:
   Report of Independent Auditors.............................  F-9
   Combined Balance Sheets as of December 31, 1994 and 1995 and
   March 31, 1996 [Unaudited].................................  F-10
   Combined Statements of Operations and Accumulated Deficit for the years ended December 31, 1994 and 1995 and for the three months ended
   March 31, 1995 and 1996 [Unaudited]........................  F-11
   Combined Statements of Cash Flows for the years ended
   December 31, 1994 and 1995 and for the three months ended
   March 31, 1995 and 1996 [Unaudited]........................  F-12
   Notes to Combined Financial Statements.....................  F-13 - F-16

  AFGL International, Inc. Pro Forma Condensed Combined Financial Statements [Unaudited]:

   Basis of Presentation......................................  P-1
   Pro Forma Condensed Combined Balance Sheet as of March 31, 1996
     [Unaudited]..............................................  P-2  - P-3
   Pro Forma Condensed Combined Statement of Operation for the three months ended March 31, 1996 [Unaudited]..................  P-4
   Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1995 [Unaudited]......................  P-5
   Notes to Pro Forma Condensed Combined Financial Statements
     [Unaudited]..............................................  P-6  - P-7

                    .   .   .   .   .   .   .   .   .   .   .

                         REPORT OF INDEPENDENT AUDITORS


The Shareholders of
  Irene Cohen Temps, Inc. and
  Certified Technical Staffing, Inc.

We have audited the accompanying combined balance sheets of Irene Cohen Temps, Inc. and Certified Technical Staffing, Inc. (collectively, the "Company") as of December 31, 1995 and 1994 and the related combined statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Irene Cohen Temps, Inc. and Certified Technical Staffing, Inc. at December 31, 1995 and 1994, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                          ERNST & YOUNG LLP
May 31, 1996


                              Irene Cohen Temps, Inc.
                                        and
                         Certified Technical Staffing, Inc.

                               Combined Balance Sheets

                                                      December 31         March 31
                                                   1994        1995         1996
                                                                         (Unaudited)

Assets
Current assets:
  Cash                                          $  39,656   $ 1,903,073 $    47,379
  Accounts receivable, net of allowance of
   $50,300 in 1994 and $55,000 in 1995 and 1996    4,066,493     2,731,911   4,103,398
  Prepaid expenses and other current assets        53,867        49,918     156,808
  Due from affiliates                                 997       403,323     567,764
                                                ---------   ----------- -----------

  Total current assets                          4,161,013     5,088,225   4,875,349

Property and equipment--net                        180,506       199,249     192,874

Intangible assets, net of accumulated
amortization of $19,686 in 1994, $35,791 in
1995 and $63,192 in 1996                            185,367   169,262   1,676,861

Organization costs, net of accumulated
amortization of $16,190 in 1994, $24,085
 in 1995 and $26,059 in 1996                        23,284     15,389      13,415
Other assets                                            -       100,000           -
                                                ---------   ----------- -----------

Total assets                                    $4,550,170  $ 5,572,125 $ 6,758,499
                                                ==========  =========== ===========

Liabilities and shareholders' equity
 Current liabilities:
  Accounts payable and accrued expenses         $ 550,213   $   891,023 $ 1,070,253
  Notes payable, shareholders                   1,858,200     1,900,000   1,400,000
  Current portion of note payable--Bank             50,000        50,000      50,000
  Current portion of note payable--Viva
   Temporary  Services, Inc.                            -             -     630,000
Deferred income taxes                              99,300       192,300     213,193
                                                ---------   ----------- -----------
Total current liabilities                       2,557,713     3,033,323   3,363,446

Note payable--Bank                                  75,000        25,000      12,500
Note payable--Viva Temporary Services, Inc.              -             -     518,219

Commitments

Shareholders' equity:
  Common stock                                     12,000        11,900      11,900
  Paid in capital                                 441,389       441,389     441,389
  Stock subscription receivable                    (1,000)            -           -
  Retained earnings                             1,465,068     2,060,513   2,411,045
                                                ---------   ----------- -----------
Total shareholders' equity                      1,917,457     2,513,802   2,864,334
                                                ---------   ----------- -----------
Total liabilities and shareholders' equity      $4,550,170  $ 5,572,125 $ 6,758,499
                                                ==========  =========== ===========

See accompanying notes.

                                        F-2


                              Irene Cohen Temps, Inc.
                                        and
                         Certified Technical Staffing, Inc.

                 Combined Statements of Income and Retained Earnings

                                           Years ended         Three months ended
                                           December 31              March 31
                                        1994        1995        1995         1996
                                                                   (Unaudited)

Revenue from human resource management 17,648,459 $19,658,428 $ 4,406,386 $ 8,633,480

Cost of temporary personnel            13,570,347  14,848,537   3,383,463   6,930,624
Selling, general and administrative
 expenses                             3,425,855     4,005,966     891,613   1,261,398
Interest                                 58,510       98,041      24,982      64,089
                                     17,054,712  18,952,544   4,300,058   8,256,111
                                    ----------- ----------- ----------- -----------

Income before provision for income
 taxes
                                       593,747     705,884     106,328     377,369

Provision for income taxes:
  Current                                 1,163      17,439       1,806       5,944
  Deferred                               99,300      93,000      17,361      20,893
                                    ----------- ----------- ----------- -----------
                                        100,463     110,439      19,167      26,837
                                    ----------- ----------- ----------- -----------

Net income                              493,284     595,445      87,161     350,532

Retained earnings, beginning of period  971,784   1,465,068   1,465,068   2,060,513
                                      --------- ----------- ----------- -----------

Retained earnings, end of period    $ 1,465,068 $ 2,060,513 $ 1,552,229 $ 2,411,045
                                    =========== =========== =========== ===========



See accompanying notes.

                                        F-3



                              Irene Cohen Temps, Inc.
                                        and
                         Certified Technical Staffing, Inc.

                          Combined Statements of Cash Flows

                                           Years ended         Three months ended
                                           December 31              March 31
                                        1994        1995        1995         1996
                                                                   (Unaudited)

Cash flows from operating activities
Net income                          $   493,284 $   595,445 $    87,161 $   350,532
Adjustments to reconcile net income
to net cash provided by (used in)
 operations:
  Depreciation and amortization          68,060      85,494      17,271      45,410
  Deferred income taxes                  99,300      93,000      17,361      20,893
  Provision for doubtful accounts           300       4,700           -           -
  Changes in assets and liabilities,
  net of acquisition in 1996:
   Accounts receivable               (2,079,905)  1,329,882   1,646,698    (624,197)
   Due from affiliates                        -    (402,326)   (105,342)   (164,441)
   Prepaid expenses and other
   current assets
                                            (33,112)  3,949     (13,567)   (106,890)
   Accounts payable and accrued
   expenses
                                         345,498     340,810    (127,195)    179,230
                                         ------- ----------- ----------- -----------
Net cash provided by (used in)
operating activities                   (1,106,575)  2,050,954   1,522,387    (299,463)
                                       ----------- ----------- ----------- -----------

Cash flows used by investing
activities Purchase of property
 and equipment                         (98,622)    (80,237)     (3,183)     (9,660)
Acquisition                                   -    (100,000)          -    (867,000)
                                    ----------- ----------- ----------- -----------
Net cash (used in) investing
activities                              (98,622)   (180,237)     (3,183)   (876,660)
                                       -------- ----------- ----------- -----------

Cash flows from financing activities
Bank overdraft                                -           -     103,640           -
Notes payable to shareholders, net     1,282,861      41,800  (1,650,000)   (500,000)
Proceeds from notes payable--bank        150,000           -           -           -
Repayments of notes payable--bank       (825,000)    (50,000)    (12,500)    (12,500)
Repayment of note payable--Viva                -           -           -    (167,071)
Stock subscriptions                           -         900           -           -
Net cash (used in) provided by
 financing activities                   607,861      (7,300) (1,558,860)   (679,571)
                                    ----------- ----------- ----------- -----------
Net increase (decrease) in cash        (597,336)  1,863,417     (39,656) (1,855,694)
Cash, beginning of period               636,992      39,656      39,656   1,903,073
                                    ----------- ----------- ----------- -----------
Cash, end of period                 $    39,656 $ 1,903,073 $         - $    47,379
                                    =========== =========== =========== ===========

Supplemental disclosure of cash
flow information Cash paid during
the year for:

  Interest                          $    82,331 $    47,698 $    24,982 $    64,089
  Income taxes                      $         - $    14,728 $         - $         -

See accompanying notes.


                                        F-4

                            Irene Cohen Temps, Inc.
                                       and
                       Certified Technical Staffing, inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)




1. Organization and Summary of Significant Accounting Policies

Basis of Presentation and Description of Business

The accompanying combined financial statements include the accounts of Irene Cohen Temps, Inc . ("ICT") and Certified Technical Staffing, Inc. ("CTS") (collectively, the "Company"). ICT and CTS are both under common control.

The Company is engaged in the placement of temporary personnel and related services throughout the greater New York metropolitan area.

The interim financial statements at March 31, 1996 and for the three months ended March 31, 1995 and 1996 are unaudited; however, in the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation have been included. Results of interim periods are not necessarily indicative of results to be expected for the entire year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Combination

All significant intercompany accounts and transactions have been eliminated in combination.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost. Depreciation on computer equipment is computed on the straight-line basis over the useful life of the computer equipment (5 years). Leasehold improvements are amortized on a straight-line basis over five years.

Intangible Assets

ICT acquired the businesses of two temporary agencies in 1993. Intangible assets, consisting of customer lists and cost in excess of net assets acquired related to these acquisitions are amortized on a straight-line basis over a period of fifteen years.

Organization Costs

Organization costs are amortized on a straight-line basis over five years.

                            Irene Cohen Temps, Inc.
                                       and
                       Certified Technical Staffing, inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)


2. Property and Equipment

Property and equipment consist of the following:

                                                 December 31        March 31
                                               1994       1995        1996
                                                                   (Unaudited)

Computer equipment                          $ 226,091  $  306,328 $  315,988
Leasehold improvements                         10,016      10,016     10,016
                                            ---------  ---------- ----------
                                              236,107     316,344    326,004
Less accumulated depreciation and amortization 55,601     117,095    133,130
                                              -------  ---------- ----------
Property and equipment--net                  $ 180,506  $  199,249 $  192,874
                                             =========  ==========  =========


3. Common Stock
                                                 December 31        March 31
                                               1994       1995        1996
                                                                   (Unaudited)

ICT
Common stock, no par value, authorized--20,000
 shares, issued and outstanding--10,000 shares 11,000  $   11,000 $   11,000

CTS
Common stock, no par value, authorized--200 shares,
  issued and outstanding--100 shares             1,000         900        900
                                             ---------  ---------- ----------

                                            $  12,000  $   11,900 $   11,900
                                            =========  ========== ==========

100 shares of common stock of CTS, originally subscribed for in 1994, were not issued and were cancelled in 1995.

4. Note Payable--Bank

In June 1994, ICT borrowed $150,000 from a bank to purchase computer equipment. The loan is payable over thirty-six months, in equal monthly principal payments of approximately $4,200, plus interest at 2% over the bank's reference lending rate (10.5% at December 31, 1995 and 1994).

5. Loans Payable--Shareholders

The Company's shareholders have a line of credit with a bank. Borrowing under the line of credit can only be utilized for the purpose of lending to their affiliates.

Borrowings under the line of credit are secured by a first priority lien on any and all payments which become due or owing to any of the shareholders. The individual shareholders' obligations under this line of credit are guaranteed by the Company. The Company's guarantee is secured by a first priority security interest in all personal property and fixtures of the Company and Corporate Staffing Alternatives, Inc.
("CSA").

                            Irene Cohen Temps, Inc.
                                       and
                       Certified Technical Staffing, inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)

6. Income Taxes

The Company accounts for income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

ICT and CTS file separate income tax returns, are cash basis tax payers and have elected to be treated as an S Corporation under Subchapter S of the Internal Revenue Code for Federal and New York State income tax purposes. Accordingly, ICT and CTS are not subject to federal income taxes because the stockholders include the income from the Company in their own personal income tax returns. For New York State purposes, S Corporations are subject to a minimum income tax. The Company is subject to New York City income taxes. The provision for income taxes includes New York City income tax, at approximately 9% and the New York State minimum income tax.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the cash basis used for income tax purposes.

7. Consulting and Employment Agreements

The Company entered into consulting agreements with the owners of the two temporary agencies acquired in 1993. The Company pays commissions to these former owners in the amount of 25% of gross margin, as defined, generated from the clients of those agencies (approximately $239,000 and $226,000 for the years ended December 31, 1994 and 1995, respectively, and $48,000 and $61,000 for the three months ended March 31, 1995 and 1996, respectively). These consulting agreements expire in September 1996.

8. Related Party Transactions

A principal stockholder of the Company is also a principal stockholder of CSA and Irene Cohen Personnel, Inc. ("ICP"). Due from affiliates represent amounts due from CSA and ICP, are interest-free and have no fixed repayment terms.

In addition, the Company rents office space, on a month-to-month basis, from ICP at $10,000 per month ($12,000 from January 1, 1996). Total rent expense, which includes rent paid for additional office space rented from an unrelated third party, amounted to $132,000 and $132,600, respectively, for the years ended
December 31, 1994 and 1995 (approximately $31,000 and $37,000 for the three months ended March 31, 1995 and 1996, respectively).

Included in cost of temporary personnel for the years ended December 31, 1994 and 1995 are $2,098,985 and $2,572,172 of fees, invoiced by an affiliate at its cost, to the Company ($639,879 and $918,351 for the three months ended March 31, 1995 and 1996, respectively). In addition, revenues for the years ended December 31, 1994 and 1995 include $4,691 and $20,559, respectively, invoiced to affiliates at the Company's cost ($1,622 and $14,039 for the three months ended March 31, 1995 and 1996).

                            Irene Cohen Temps, Inc.
                                       and
                       Certified Technical Staffing, inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)


9. Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Company maintains its cash balances in two financial institutions in the New York City metropolitan area.

Concentrations of credit risk with respect to accounts receivable are limited due to the Company's large customer base. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company periodically reviews the status of its accounts receivable and, accordingly, establishes reserves for uncollectible accounts.

10. Purchase of Viva Temporary Services, Inc.

On January 2, 1996, ICT acquired substantially all of the assets of Viva Temporary Services, Inc. (Viva) and four of its affiliates. Other assets at December 31, 1995 consists of a deposit of $100,000 paid on December 29, 1995 for this acquisition. The Company paid additional cash of $867,000 and issued a two year promissory note in the amount of $1,450,000 ("Note Payable--Viva") for the remainder of the purchase price. The purchase price and Note Payable--Viva were subsequently reduced by approximately $135,000 because certain accounts receivable were not collected within the period specified in the agreement. The note bears interest at the prime rate and was payable in twenty-four equal monthly installments of approximately $60,000 including interest. The aggregate purchase price of $2,282,000, after adjustment, exceeded the assets acquired by approximately $1.5 million which was recorded as an intangible asset and is being amortized on a straight-line basis over twenty years.

11. Subsequent Event

Effective May 31, 1996, all of the capital stock of ICT and CTS and their affiliate CSA were sold to AFGL International, Inc. for approximately $9,362,000 subject to adjustment. Upon the closing of this transaction, approximately $789,000 of the Note Payable--Viva was repaid.

                         REPORT OF INDEPENDENT AUDITORS

Shareholders
Irene Cohen Personnel, Inc. and
   Corporate Staffing Alternatives, Inc.

We have audited the accompanying combined balance sheets of Irene Cohen Personnel, Inc. and Corporate Staffing Alternatives, Inc. (collectively the "Company") as of December 31, 1995 and 1994, and the related combined statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Irene Cohen Personnel, Inc. and Corporate Staffing Alternatives, Inc. at December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                          ERNST & YOUNG LLP
June 3, 1996



                             Irene Cohen Personnel, Inc.
                                         and
                        Corporate Staffing Alternatives, Inc.

                               Combined Balance Sheets

                                                      December 31         March 31
                                                   1994        1995         1996
                                                                         (Unaudited)

Assets
Current assets:
  Cash                                          $ 155,031   $         - $   337,244
  Accounts receivable, net of allowance
 for doubtful accounts of $47,000 in
 1994, 1995 and 1996                               356,220     1,234,962   1,409,808
  Prepaid expenses and other current assets         8,110        16,383      17,278
  Due from affiliates, net                         34,042             -       1,146
                                                ---------   ----------- -----------
Total current assets                              553,403     1,251,345   1,765,476

Property and equipment--net                         3,677         5,582       4,958
Other assets                                       10,126             -           -
                                                ---------   ----------- -----------
                                                $ 567,206   $ 1,256,927 $ 1,770,434
                                                =========   =========== ===========
Liabilities and shareholders' deficiency
 Current liabilities:
  Bank overdraft                                $       -   $    23,387 $         -
  Notes payable--bank                              200,000             -           -
  Notes payable--affiliate                               -       400,000     550,000
  Accounts payable and accrued expenses           226,337       439,289     654,973
  Customer deposits payable                       152,592       249,385     246,731
  Due to affiliates, net                                -        27,312           -
  Accrued rent payable                            600,453             -           -
Total current liabilities                       1,179,382     1,139,373   1,451,704

Notes payable--shareholders                        125,000       300,000     350,000

Commitments

Shareholders' deficiency:
  Common stock                                        300           300         300
  Paid-in capital                                   4,800         4,800       4,800
  Accumulated deficit                            (742,276)     (187,546)    (36,370)
Total shareholders' deficiency                   (737,176)     (182,446)    (31,270)
                                                ---------   ----------- -----------
Total liabilities and shareholders' deficiency  $ 567,206   $ 1,256,927 $ 1,770,434
                                                =========   =========== ===========

See accompanying notes.

                                        F-10




                             Irene Cohen Personnel, Inc.
                                         and
                        Corporate Staffing Alternatives, Inc.

                         Combined Statements of Operations
                               and Accumulated Deficit

                                           Years ended         Three months ended
                                           December 31              March 31
                                        1994        1995        1995         1996
                                                                   (Unaudited)

Revenue from human resource management 6,791,641 $13,463,185 $ 2,641,699 $ 6,313,344

Cost of personnel                      6,006,940  12,550,585   2,425,278   5,950,503
Selling, general and administrative     993,077     767,650     194,643     210,825
Interest expense                         10,068       3,581       3,560          30
Gain on lease termination                     -    (600,453)          -           -
                                      7,010,085  12,721,363   2,623,481   6,161,358
                                    ----------- ----------- ----------- -----------

Income (loss) before provision for
income taxes                           (218,444)    741,822      18,218     151,986
Provision for income taxes                7,619       7,092         625         810
                                    ----------- ----------- ----------- -----------

Net income (loss)                      (226,063)    734,730      17,593     151,176

Accumulated deficit, beginning of year (473,313)   (742,276)   (742,276)   (187,546)

Distributions to shareholders           (42,900)   (180,000)          -           -
                                    ----------- ----------- ----------- -----------
Accumulated deficit, end of year    $  (742,276)$  (187,546)$  (724,683)$   (36,370)
                                    =========== =========== =========== ===========


See accompanying notes.

                                        F-11



                             Irene Cohen Personnel, Inc.
                                         and
                        Corporate Staffing Alternatives, Inc.

                          Combined Statements of Cash Flows

                                           Years ended         Three months ended
                                           December 31              March 31
                                        1994        1995        1995         1996
                                                                   (Unaudited)

Cash flows from operating activities
Net income (loss)                   $  (226,063)$   734,730 $    17,593 $   151,176
Adjustments to reconcile net income
 (loss) to   net cash (used in)
 provided by operating
  activities:
  Depreciation and amortization          14,238       2,197         667         624
  Bad debt expense                       27,000           -           -           -
  Gain on lease termination                   -    (600,453)          -           -
  Changes in assets and liabilities:
   Accounts receivable                  (87,980)   (878,742)   (636,046)   (174,846)
   Prepaid expenses and other current
   asset                                  4,416    (8,273)    (22,547)       (895)
   Due to/from affiliate                 (6,620)     61,354      49,409     (28,458)
   Other assets                               -      10,126      10,126           -
   Accounts payable and accrued expenses 68,317     212,952     134,008     215,684
   Customer deposits payable            120,727      96,793     209,403      (2,654)
   Accrued rent payable                 258,748           -           -           -
Net cash (used in) provided by operating
  activities                            172,783    (369,316)   (237,387)    160,631
                                    ----------- ----------- ----------- -----------

Cash flows from investing activities
Purchase of property and equipment            -      (4,102)          -           -
Distribution to shareholders            (42,900)   (180,000)          -           -
                                    ----------- ----------- ----------- -----------
Net cash used in investing activities   (42,900)   (184,102)          -           -
                                     ---------- ----------- ----------- -----------

Cash flows from financing activities
Bank overdraft                          (14,881)     23,387       7,356     (23,387)
Repayment of notes payable--bank         (13,500)   (200,000)   (100,000)          -
Repayment of note payable--shareholders  (25,000)          -           -           -
Proceeds from note payable--shareholders       -     175,000     175,000      50,000
Proceeds from note payable to affiliate       -     400,000           -     150,000
Net cash provided by (used in) financing
  activities                            (53,381)    398,387      82,356     176,613
                                    ----------- ----------- ----------- -----------

Net (decrease) increase in cash          76,502    (155,031)   (155,031)    337,244
Cash at beginning of period              78,529     155,031     155,031           -
                                    ----------- ----------- ----------- -----------
Cash at end of period               $   155,031 $         - $         - $   337,244
                                    =========== =========== =========== ===========

Supplemental disclosure of cash
 flow information Cash paid during
 the year for:
  Income taxes                      $     4,729 $     7,308 $         - $         -
  Interest                          $    10,068 $     3,581 $     3,560 $        30

See accompanying notes.


                                        F-12

                           Irene Cohen Personnel, Inc.
                                       and
                      Corporate Staffing Alternatives, Inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)


1. Summary of Significant Accounting Policies

Basis of Presentation and Description of Business

The accompanying combined financial statements include the accounts of Irene
 Cohen Personnel, Inc. ("ICP") and Corporate Staffing Alternatives, Inc.
("CSA") (collectively the "Company"). ICP and CSA are both under common control.


The Company is engaged in the placement of temporary and long-term contingency personnel to businesses principally in the New York metropolitan area.

The interim financial statements at March 31, 1996 and for the three months ended March 31, 1995 and 1996 are unaudited; however, in the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation have been included. Results of interim periods are not necessarily indicative of results to be expected for the entire fiscal year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ from those estimates.

Principles of Combination

All significant intercompany accounts and transactions have been eliminated in combination.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided for on the straight-line basis over the useful life of five years for furniture and fixtures and computer equipment. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining life of the lease.

2. Property and Equipment

Property and equipment consist of the following:
                                                 December 31        March 31
                                               1994       1995        1996
                                                                   (Unaudited)

Computer equipment                          $  56,241  $   56,241 $   56,241
Furniture and fixtures                              -       4,102      4,102
Leasehold improvements                        301,112     301,112    301,112
                                            ---------  ---------- ----------
                                              357,353     361,455    361,455
Less accumulated depreciation and amortization353,676     355,873    356,497
                                              -------  ---------- ----------
Property and equipment--net                  $   3,677  $    5,582 $    4,958
                                             =========  ========== ==========

                           Irene Cohen Personnel, Inc.
                                       and
                      Corporate Staffing Alternatives, Inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)

3. Common Stock

                                                 December 31        March 31
                                               1994       1995        1996
                                                                   (Unaudited)

ICP
Common stock, $.10 par value, authorized--20,000
  shares, issued and outstanding--2,000 share$     200  $      200 $      200

CSA
Common stock, no par value, authorized--200
shares, issued and outstanding--100 shares         100         100        100
                                             ---------  ---------- ----------
                                            $     300  $      300 $      300
                                            =========  ========== ==========

4. Notes Payable--Bank

The notes were payable on demand, with interest at prime plus 1% per year and were guaranteed by the Company's shareholders. The loan was repaid during 1995.

The Company's shareholders have a line of credit with a bank. Borrowing under the line of credit can only be utilized for the purpose of lending to their affiliates.

Borrowings under the line of credit are secured by a first priority lien on any and all payments which become due or owing to any of the shareholders. The individual shareholders' obligations under this line of credit are guaranteed by the Company. The Company's guarantee is secured by a first priority security interest in all personal property and fixtures of CSA and two affiliated companies, Irene Cohen Temps, Inc. and Certified Technical Staffing, Inc.

5. Notes Payable--Shareholders

Notes payable--shareholders are noninterest bearing and are due in January 1997.

6. Income Taxes

The Company accounts for income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109,
 "Accounting for Income Taxes".

ICP and CSA file separate income tax returns, are cash basis tax payers and have elected to be treated as S Corporations under Subchapter S of the Internal Revenue Code for Federal and New York State income tax purposes. Accordingly, ICP and CSA are not subject to federal income taxes because the stockholders include the Company's income in their own personal income tax returns. For New York State purposes, S Corporations were subject to a minimum income tax. The Company is subject to New York City income taxes. The provision for income taxes includes New York City income tax and New York State minimum income tax.

                           Irene Cohen Personnel, Inc.
                                       and
                      Corporate Staffing Alternatives, Inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)


7. Related Party Transactions

ICP incurs advertising and other expenses which are paid on its behalf by affiliates that are controlled by a shareholder of the Company. These amounts are included in due to affiliates, are payable on demand and are noninterest bearing.

In addition, the Company is obligated under various lease agreements for office space (see Note 8). The expense incurred under these leases is allocated among the Company and its affiliates, at $10,000 per month, which is the affiliate's share of the rent ($12,000 from January 1, 1996).

ICP has a noninterest bearing note payable on demand to an affiliate totaling $400,000 at December 31, 1995 and $550,000 at March 31, 1996.

Included in revenues for the years ended December 31, 1994 and 1995 are $2,098,985 and $2,572,172 of fees, invoiced to an affiliate at the Company's cost ($639,879 and $918,351 for the three months ended March 31, 1995 and 1996, respectively). In addition, selling, general and administrative services for the years ended December 31, 1994 and 1995 include $4,691 and $20,559 of fees invoiced by an affiliate at its cost ($1,622 and $14,039 for the three months ended March 31, 1995 and 1996, respectively).

8. Commitments and Contingencies

The Company has noncancellable lease agreements expiring in June 1996 for office space. The minimum lease obligation for 1996 amounts to $102,000.

Rent expense for the years ended December 31, 1994 and 1995 was $326,000 and $70,000, respectively ($15,000 and $14,000 for the three months ended March 31, 1995 and 1996, respectively).

The Company was obligated under an operating lease agreement to pay rent. However, since 1991 the amounts payable under the lease were in dispute. Through December 31, 1994, the Company accrued $600,453 of this disputed amount. In January 1996, the dispute was settled which resulted in the settlement of all past-due rent in consideration for the Company vacating the premises by June 30, 1996. A gain of $600,453 was recognized in 1995 as the accrual was no longer required. Additionally, the Company will pay $17,000 per month in rent expense for the six months in which they remain on the premises.


9. Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist principally of cash investments and accounts receivable. The Company maintains cash balances in two financial institutions in the New York City metropolitan area.

Concentrations of credit risk with respect to accounts receivable are limited due to the Company's large customer base. The Company's perform ongoing credit evaluations of its customers and generally does not require collateral. The Company periodically reviews the status of its accounts receivable and, accordingly, establishes reserves for uncollectible accounts.

                           Irene Cohen Personnel, Inc.
                                       and
                      Corporate Staffing Alternatives, Inc.

                     Notes to Combined Financial Statements

               (Unaudited with respect to March 31, 1996 and 1995)


10. Subsequent Events

Effective May 31, 1996, all of the capital stock of CSA and two affiliated companies were sold to AFGL International, Inc. ("AFGL") at a purchase price of approximately $9,362,000 subject to adjustment.

In addition, ICP entered into an asset purchase agreement with a subsidiary of AFGL whereby AFGL purchased certain assets and assumed certain liabilities of ICP for a purchase price of $500,000.

AFGL INTERNATIONAL, INC.
------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
BASIS OF PRESENTATION
[UNAUDITED]
------------------------------------------------------------------------------


            The following pro forma condensed combined balance sheet as of March 31, 1996 and the condensed combined statements of operations for the year ended December 31, 1995, and the three months ended March 31, 1996 give effect to AFGL International, Inc. and subsidiaries ["AFGL" or the
"Company"] acquiring, through its newly formed subsidiary, Headway Corporate Staffing Services, Inc. ["HCSSI"], (a) 100% of the common stock of (i) Irene
 Cohen Temps, Inc. ["ICTI"], (ii) Certified Technical Staffing, Inc. ["CTSI"] and (iii) Corporate Staffing Alternatives, Inc. ["CSAI"]; and (b) certain assets of Irene Cohen Personnel, Inc. ["ICPI"]. Prior to this acquisition, ICTI had acquired substantially all the assets of Viva Temporary Services, Inc. ["VIVA"].

            The pro forma information is based on the historical financial statements of the Company and the aforementioned acquired companies, giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

            The pro forma balance sheet at March 31, 1996 gives effect to the transactions as if they occurred on the balance sheet date. The VIVA balance sheet is included in the historical balance sheet of ICTI at March 31, 1996.

            The pro forma statements of operations for the year ended December 31, 1995 and the three months ended March 31, 1996 gives effect to these transactions as if they occurred at the beginning of the respective periods presented. The VIVA results of operations are included in the historical results of operations of ICTI commencing January 1, 1996.

            The pro forma condensed combined financial statements have been prepared by the Company 's management based upon the historical financial statements of the Company, ICTI, CTSI, CSAI, ICPI and VIVA. These pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the acquisitions and related financing had been in effect on the dates indicated. The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and notes contained elsewhere herein, and in the Company's annual report on Form 10KSB and the Company's quarterly report on Form 10QSB.




AFGL INTERNATIONAL, INC.
------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 1996.
[UNAUDITED]
[IN THOUSANDS]
------------------------------------------------------------------------------


                                        Historicals
                            AFGL   ICTI AND CTSI ICPI AND CSAI Pro Forma   Pro Forma
                        Consolidated Combined     Combined   Adjustments  Combined

Assets:
Cash and Cash Equivalents$      510 $       47  $     337 $  5,710  [1] $     1,037
                                                            10,302  [2]
                                                              (852) [3]
                                                            (9,772) [5]
                                                               (89) [6]
                                                            (5,156) [8]

Accounts Receivable [Net]     3,979      4,103      1,410     (259) [6]       9,233

Other Current Assets            807        725         18      (20) [6]         980

                                                              (550)[14]

  Total Current Assets        5,296      4,875      1,765     (686)          11,250

Property and Equipment [Net]  1,401        193          5       (5) [6]       1,594

Intangibles                   1,672      1,677         --    6,798  [7]      10,147

Investments                   2,368         --         --    9,772  [5]       2,368
                                                            (9,772) [7]

Other Assets                  2,043         13         --       (3) [6]       4,662
                                                               852  [3]
                                                             1,757  [4]

  Total Assets           $   12,780 $    6,758  $   1,770 $  8,713      $    30,021
                         ========== ==========  ========= ========      ===========

                                        P-2


AFGL INTERNATIONAL, INC.
------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 1996.
[UNAUDITED]
[IN THOUSANDS]
------------------------------------------------------------------------------



                                        Historicals
                            AFGL   ICTI AND CTSIICPI AND CSAI Pro Forma   Pro Forma
                        Consolidated Combined     Combined   Adjustments  Combined

Liabilities and Equity:
Liabilities:
  Notes  Payable - Curren$      495 $    2,080  $     550 $  2,302  [2] $     2,452
                                                            (2,425) [8]
                                                              (550)[14]

  Other Current Liabilities   3,164      1,283        901     (167) [6]       5,181
                           -------- ----------  --------- --------      -----------

  Total Current Liabilities   3,659      3,363      1,451     (840)           7,633
                           -------- ----------  --------- --------      -----------

Long-Term Liabilities         3,154        531        350    8,000  [2]       9,461
                                                              (350) [6]
                                                            (2,224) [8]

  Total Long-Term
   Liabilities                3,154        531        350    5,426            9,461
                         ---------- ----------  --------- --------      -----------

Minority Interest                82         --         --       --               82
                         ---------- ----------  --------- --------      -----------

Equity:
  Preferred Stocks            3,100         --         --    6,400  [1]       9,500

  Common Stock                   46         12          5      (12) [7]          46
                                                                (5) [6]

  Additional Paid-in Capital  2,592        441                (690) [1]       3,659
                                                             1,757  [4]
                                                              (441) [7]

  Other Equity                   82         --         --       --               82

  Preferred Stock Subscribed                                  (507) [8]        (507)

  Retained Earnings              65      2,411        (36)  (2,521) [7]          65
                                                               146  [6]
                         ---------- ----------  --------- --------

  Total Equity                5,885      2,864        (31)   4,127           12,845
                         ---------- ----------  --------- --------      -----------

  Total Liabilities and
   Equity                $   12,780 $    6,758  $   1,770 $  8,713      $    30,021
                         ========== ==========  ========= ========      ===========


                                        P-3




AFGL INTERNATIONAL, INC.
------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR THE THREE MONTHS
ENDED MARCH 31, 1996.
[UNAUDITED]
[IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS]
 ------------------------------------------------------------------------------


                                  Historicals
                          AFGL ICTI AND CTSI ICPI AND CSAIPro Forma Adjustments Pro Forma
                      Consolidated Combined  Combined    DR         CR       Combined

Revenue - Human Resource
  Management            $  4,663  $  8,633 $  6,313 $  932[15] $    --     $  18,677

Revenue - Advisory
 Services                    837        --       --     --                       837
                           -----  -------- -------- ------     -------     ---------

  Total Revenue            5,500     8,633    6,313    932          --        19,514

Operating Expenses         4,268     8,192    6,161     85 [9]      --        17,797
                                                        23[12]     932[15]
                        --------  -------- -------- ------     -------

  Operating Income         1,232       441      152  1,040         932         1,717

Interest and Other
  Expenses [Income]           89        64       --     40[10]      --           324
                                                       131[11]
                        --------  -------- -------- ------   ----------       -------
  Income Before Income
   Taxes                   1,143       377      152  1,211         932         1,393

Provision for Income Taxes   536        27       --     78[13]      --           641
                          ------  -------- -------- ------     -------     ---------

  Income from Continuing
   Operations                607       350      152  1,289         932           752

Deemed Dividend on
  Preferred Stock             --        --       --  1,187[19]      --        (1,187)

Preferred Dividend
  Requirements               (14)       --       --     40[16]      --           (54)
                        --------  -------- -------- ------     -------     ---------

Income [Loss] Available
for  Common Stockholders   $    593  $    350 $    152 $2,516     $   932     $    (489)
                        ========  ======== ======== ======     =======     =========

Primary Income [Loss] Per
  Common and Common
  Equivalent Share      $   0.10                                           $    (.06)
                        ========                                           =========

Fully Diluted Income [Loss]
  Per Common and Common
  Equivalent Share      $   0.08

Average Common and
  Common Equivalent Shares
  Outstanding - Primary 5,646,222                                          8,633,976
                        =========                                          =========

Average Common and
  Common Equivalent
  Shares Outstanding -
  Fully Diluted         7,136,751

                                        P-4



AFGL INTERNATIONAL, INC.
------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR THE YEAR ENDED
DECEMBER 31, 1995.
[UNAUDITED]
[IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS]
------------------------------------------------------------------------------


                                    Historicals
                       AFGL  ICTI AND CTSI ICPI AND CSAI         Pro Forma Adjustments Pro Forma
                   Consolidated Combined    Combined   VIVA     DR         CR       Combined

Revenue - Human
  Resource Management  $10,996 $ 19,658 $ 13,463     $ 8,325 $2,593[15] $   --      $ 49,849

Revenue - Advisory
Services                  4,496    --       --          --      --         --              4,496
                         ------   ---      ---         ---    ----       ----          ---------

  Total Revenue         15,492   19,658   13,463       8,325  2,593         --        54,345

Operating Expenses      14,029   18,855   13,318       8,544    415 [9]     --        52,263
                                                                           305[12]
                                                                         2,593[15]

  Operating Income       1,463      803      145        (219) 3,008      2,898         2,082

Interest and Other
 Expenses
  [Income]                  25       98     (597)[17]    289    403[10]    300[18]       440
                                                                522[11]
                       ------- -------- --------     ------- ---------   --------      ------

  Income [Loss] Before
   Income Taxes          1,438      705      742        (508) 3,933      3,198         1,642

Provision for Income
Taxes                      564      110        7           6     68[13]     --           755
                          ---- -------- --------     ------- ------     ------      --------

  Income from Continuing
   Operations              874      595      735        (514) 4,001      3,198           887

Deemed Dividend on
  Preferred Stock           --       --       --          --  1,250[19]     --        (1,250)

Preferred Dividend
  Requirements             (56)      --       --          --    161[16]     --          (217)
                       ------- -------- --------     ------- ------     ------      --------

Income [Loss] Available
 for  Common
 Stockholders           $   818 $    595 $    735     $  (514)$5,412     $3,198      $   (580)
                       ======= ======== ========     =======  ======     ======      ========

Primary Income [Loss]
 Per Common and Common
  Equivalent Share     $  0.15                                                      $   (.07)
                       =======                                                      ========

Fully Diluted Income
 [Loss]Per Common
 and Common
  equivalent Share     $  0.13

Average Common and
  Common Equivalent
  Shares
  Outstanding -Primary 5,610,048                                                    7,941,863
                       =========                                                    =========

Average Common and
  Common Equivalent
  Shares Outstanding -
  Fully Diluted        6,942,464

                                             P-5

AFGL INTERNATIONAL, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
[UNAUDITED]
------------------------------------------------------------------------------



[1] To record proceeds from sale of Series C and Series D 8% Convertible Preferred Stock.

     Proceeds from sale of 150 shares of Seri$s C3,000,000[A] Proceeds from sale of 68 shares of Series D3,400,000[B] Subtotal 6,400,000 Expenses of offering (690,000)

     Net Proceeds                               5,710,000

     [A] Convertible into common stock with respect to 33% - 42 days from date of issuance, 33% - 65 days from date of issuance, and 34% - 95 days from date of issuance.

     [B] Convertible into common stock with respect to 50% - 70 days from date of issuance, and 50% - 100 days from date of issuance.

[2]  To  record   borrowings  under  the  Company's  credit  agreement  used  in connection with the acquisitions.

[3] To record costs incurred in connection with the credit agreement in [2] above.

[4] To record Series E Convertible Preferred Stock which are convertible into warrants to purchase 575,000 shares of common stock at an exercise price of $.02 per share. The Preferred Stock was issued in connection with the Company's credit agreement in [2] above and convertible commencing May 31, 1997. Such amount is based on a preliminary estimate of an independent appraisal.

[5] To record payments of $9,772,000 consisting of $9,362,000 for the purchase of ICTI, CSAI, and CTSI and $410,000 of acquisition fees.

[6]  To eliminate assets and liabilities of ICPI not acquired.

[7]  To eliminate investment in subsidiaries.

[8] To record repayment of $4,649,000 of debt and $700,000 of 8% Series A Convertible Preferred Stock utilizing borrowings under Company's credit agreement and record employee purchase of $700,000 of 8% Series A
     Convertible Preferred Stock for cash of $193,000 and notes receivable of $507,000.

[9]  To record amortization of intangibles over 20 years.

[10] To record interest expense at an assumed rate of  8.71%.

[11] To record amortization of loan acquisition costs over 5 years.

AFGL INTERNATIONAL, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS, Sheet #2
[UNAUDITED]
            ------------------------------------------------------------------


[12] To record the difference between the historical salaries, bonuses and travel allowances paid to officers and the salaries and bonus payable under the terms of employment contracts entered into upon the closing of the acquisition of ICTI. Such contracts were included and deemed to be a part of the ICTI acquisition.


                                              Three months ended   Year ended
                                             March 31, 1996  December 31, 1995
                                                    (000's)          (000's)
        Historical Salaries, Bonus and Other Compensation
         Paid to Officers                          $     239       $  1,191
        Pro Forma Salaries and Bonus Payable to Officers
         Pursuant to New Employment Agreements           262            886
                                                   ---------       --------

         Adjustment                                $     (23)      $    305
         ----------                                =========       ========

[13] To adjust income tax expense based on 46% effective tax rate.

[14] To eliminate intercompany loans.

[15] To eliminate intercompany sales.

[16] To reflect dividend requirements on newly issued preferred stock after giving effect to historical conversion experience and future conversion on or around the allowed conversion date.

[17] Includes a gain of $600,000 which represents the accrual of disputed rent amounts since 1991 which was settled during the period with the Company receiving full credit for the amount in consideration of vacating the premises.

[18] To adjust for a special distribution made to an officer/shareholder's spouse. Such distribution was recorded by Viva, an S corporation for federal tax purposes, as a one-time tax planning strategy on December 31, 1995 and is considered a distribution to the shareholder of Viva.

[19] In  connection  with  the  Company's   private  offering  of  Series  D  8%
     convertible preferred stock, the Company has recorded a deemed preferred dividend which is shown as a reduction in earnings available to common shareholders. This deemed dividend is being recognized on a pro rata basis over the period beginning with the issuance of the security to the first date that conversion can occur. This charge relates to the discounted conversion price for the shares of common stock issuable on conversion of the preferred stock and the valuation of warrants to be issued to purchasers of Series D convertible preferred stock. This charge will only impact the calculation of earnings per share related to the common stock.


                        .   .   .   .   .   .   .   .   .


                                       P-7

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the reference to our firm under the heading "Experts" and to the incorporation by reference of our report dated March 27, 1996 [except as to Note 18B for which the date is April 10, 1996] in this Registration Statement [Amendment No. 2 of Form S-3] for Headway Corporate Resources, Inc. [formerly AFGL International, Inc.].
         On July 1, 1996, the firm of Mortenson and Associates, P.C.
changed its name to Moore Stephens, P.C.




                                                MOORE STEPHENS, P. C .
                                                Certified Public Accountants.
Cranford, New Jersey
January 22, 1997


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